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                                                                    EXHIBIT 4(A)

                        NARRATIVE DESCRIPTION OF FORM OF
                       MPW INDUSTRIAL SERVICES GROUP, INC.
                         COMMON STOCK SHARE CERTIFICATE

         Decorative engraving covers approximately 3" from the entire left edge of the share certificate (the "Certificate"). Centered in the top third of the engraved box is a smaller box with the word "NUMBER" on the top edge of the smaller box.

         Centered in the top of the Certificate is the logo of MPW Industrial Services Group, Inc. (the "Company"). Below the Company logo is the text "MPW INDUSTRIAL SERVICES GROUP, INC." To the left of the Company logo in the upper left corner of the Certificate is the text "COMMON STOCK" and "WITHOUT PAR VALUE." Approximately 1/4" below this text is the text "This certificate is transferable in New York, New York or Cleveland, Ohio" and approximately 1/4" below this text is the text "Incorporated under the laws of the State of Ohio."

         To the right of the Company logo in the upper right corner of the Certificate is a rectangular shaded box (approximately 3/4" x 1 1/2") with the word "SHARES" on the top edge of the box. Approximately 1/2" below this box is the text "CUSIP 553444 10 0" and in small capital letters "SEE REVERSE FOR CERTAIN DEFINITIONS."

         Centered in the middle of the Certificate is a larger shaded box (approximately 2 1/4" x 8 1/2") and the text "THIS CERTIFIES THAT" in the top left hand corner of the shaded box and the text "IS THE OWNER OF" in the bottom left hand corner of the shaded box.

         Below the large shaded box is the following text:

fully paid and non-assessable common shares, without par value, of MPW Industrial Services Group, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrant.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its authorized officers.

Dated:  [blank]

                       CHAIRMAN AND                        VICE PRESIDENT,
                       CHIEF EXECUTIVE OFFICER             CHIEF FINANCIAL
                                                           OFFICER AND SECRETARY


         On the lower left hand side of the Certificate in small capital letters the following words appear: "Countersigned and Registered," "National City Bank (Cleveland, Ohio)" "Transfer Agent and Registrar" and "Authorized Signature."

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            The back of the Certificate contains the following text:

                       MPW INDUSTRIAL SERVICES GROUP, INC.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                    UNIF GIFT MIN ACT - _____ Custodian _____
TEN ENT - as tenants by the entireties                                (cust)          (minor)
JT TEN - as joint tenants with right                     under Uniform Gifts to Minors
         of survivorship and not as                      Act ____________________.
         tenants in common                                          (state)

         Additional abbreviations may also be used though not in the above list.

         The Corporation will furnish to any shareholder without charge within five days after receipt of written request therefor a copy of the express terms of the shares represented by this certificate and of the other class or classes and series of shares the Corporation is authorized to issue.

         The Corporation will furnish without charge to each shareholder who so requests a statement of the powers, designation, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be made to the Secretary of the Corporation at its principal place of business.

         For Value Received, _________________________ hereby sell, assign and transfer unto __________________________________________________________________
    (PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFICATION
    NUMBER OF ASSIGNEE)

________________________________________________________________________________
    (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
    OF ASSIGNEE)

________________________________________________________________________________

shares of common shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________, Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

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Date __________________

                                   x ______________________________________
                                     NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                     MUST CORRESPOND WITH THE NAME AS WRITTEN
                                     UPON THE FACE OF THE CERTIFICATE IN EVERY
                                     PARTICULAR, WITHOUT ALTERATION OR
                                     ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By:____________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.